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                                  EXHIBIT 21.1

                        DENALI INCORPORATED SUBSIDIARIES


                                                            Jurisdiction
Subsidiary Name                                           of Incorporation
---------------                                           ----------------
Containment Solutions, Inc.                                    Delaware

Denali Management, Inc.                                        Delaware

Ershigs Biloxi, Inc.                                           Mississippi

Ershigs Construction, Inc.                                     Delaware

Ershigs, Inc.                                                  Washington

Fibercast Company                                              Delaware

Fluid Containment Property, Inc.                               Delaware

Fluid Containment, Inc.                                        Delaware

Hoover Containment, Inc.                                       Delaware

Instrumentation Solutions, Inc.                                Delaware

SEFCO, Inc.                                                    Oklahoma

Separation Solutions, Inc.                                     Delaware

Specialty Solutions, Inc.                                      Delaware

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* All subsidiaries are, directly or indirectly, owned 100% by Denali
  Incorporated.